EXHIBIT 10.66

AGREEMENT AND SEVENTH AMENDMENT TO PURCHASE AND SALE

AGREEMENT WITH JOINT ESCROW INSTRUCTIONS

This AGREEMENT AND SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH JOINT ESCROW INSTRUCTIONS (the “Amendment”) is made as of April 26, 2004 by and between UNIFIED WESTERN GROCERS, INC., a California corporation (the “Seller”), and AH INVESTORS, LLC, a California limited liability company (the “Buyer”), who agree as follows:

1. Recitals. This Amendment is made with reference to the following facts and circumstances:

(A) The Seller and the Buyer, as successor by assignment from The Alamo Group, Inc., are parties to a Purchase and Sale Agreement With Joint Escrow Instructions made as of June 19, 2003, as modified by an Addendum to Purchase and Sale Agreement With Joint Escrow Instructions (the “Addendum”) made as of June 25, 2003, a First Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of July 31, 2003, a Second Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of August 15, 2003, a Third Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of August 22, 2003, a Fourth Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of August 27, 2003, a Fifth Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of November 18, 2003, and a Sixth Amendment to Purchase and Sale Agreement With Joint Escrow Instructions made as of December 19, 2003 (collectively, the “Agreement”).

(B) The Seller and the Buyer desire to amend the Agreement (i) to provide for the transfer of certain assets of Seller relating to the grocery store location commonly known as 4211 Norwood Avenue, Sacramento, California (the “Sacramento-Norwood Location”), (ii) to make certain agreements respecting the Sacramento-Norwood Location and the Location identified on Exhibit A attached to the Agreement as Sacramento (Auburn), CA (the “Sacramento-Auburn Location”), and (iii) otherwise to amend the Agreement and set out certain other agreements, all as set forth in this Amendment.

2. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the Agreement.

3. Amendments. The Agreement is amended as follows:

(A) Exhibit A (Locations) attached to the Agreement is amended in its entirety to read as set forth in attached Exhibit “1”, which is incorporated herein by this reference.

(B) Section 5.2 of the Agreement is amended to read as follows:

“Subject to the terms of Section 16.3, the closing of the transactions contemplated by this Agreement shall occur on December 3, 2003, or such earlier or later date as is mutually agreed on in writing by the Parties (the “Closing Date”); provided, that the Closing Date with respect to the Locations identified on attached Exhibit A as Moraga, CA, Sacramento (Auburn), CA and Sacramento (Norwood), CA shall occur on May 28, 2004, or such earlier or later date as is mutually agreed on in writing by the Parties.”

(C) Exhibit C (Price Allocations) attached to the Agreement is amended in its entirety to read as set forth in attached Exhibit “2”, which is incorporated herein by this reference.

4. Other Agreements.

(A) Buyer and Seller acknowledge and agree that the Inspection Period referred to in Section 6 of the Agreement has expired, as has the Cancellation Period referred to in Section 7 of the Agreement. Buyer agrees that it has performed and completed to its full satisfaction all reviews and inspections respecting the Sacramento-Norwood Location and its related Assets and that the provisions of Section 6 of the Agreement do not apply to the Sacramento-Norwood Location and its related Assets.

(B) Seller acknowledges and agrees that deposit into the Premises Escrow of Estoppel Certificates for the Sacramento-Auburn and the Sacramento-Norwood Locations remains a condition to Buyer’s obligations as provided in Section 12.2(b) of the Agreement.

(C) If (i) Buyer acquires fee simple title to the land of which the Sacramento-Auburn Location is a part or acquires the right, title and interest of the landlord under the Lease relating to the Sacramento-Auburn Location or (ii) Buyer acquires fee simple title to the land of which the Sacramento-Norwood Location is a part or acquires the right, title and interest of the landlord under the Lease relating to the Sacramento-Norwood Location, then, in each case, Buyer agrees that the relevant Lease will thereupon automatically be terminated and Seller and the Affiliated Sellers, if any, will thereupon automatically be released from all liabilities and obligations under or with respect to the relevant Lease arising from and after the date of such acquisition. Upon the first (but only the first) such acquisition and termination and release occurring on or before the second anniversary of the date of this Amendment, Seller agrees to pay to Buyer the sum of Three Hundred Thousand Dollars ($300,000), unless Seller has already paid Buyer the sum of Three Hundred Thousand Dollars ($300,000) under the immediately following sentence. In addition to the foregoing, if, on or before the second anniversary of the date of this Amendment, Buyer secures the release of Seller and the Affiliated Sellers, if any, from all further liability and obligation under the Lease relating to the Sacramento-Auburn Location or under the Lease relating to the Sacramento-Norwood Location, then upon the first (but only the first) such release, Seller agrees to pay to Buyer the sum of Three Hundred Thousand Dollars ($300,000), unless Seller has already paid Buyer the sum of Three Hundred Thousand Dollars under the preceding two sentences. It is agreed that the provisions of this Section 4(C) shall in no event be construed as requiring Seller to pay more than a total of Three Hundred Thousand Dollars ($300,000) to Buyer if more than one of the events described in this Section 4(C) occurs.

(D) Seller and Buyer acknowledge that a break in and vandalism at the Sacramento-Auburn Location resulted in the theft of a quantity of copper piping associated with the compressor room, compressor, air handler and various refrigerated cases at that Location. Seller has not replaced the stolen copper piping nor repaired the damage to equipment caused by the theft. Seller and Buyer agree that Seller will only be obligated to replace the stolen copper piping and to repair the damaged equipment if, following the close of Escrow, the Sacramento-Auburn Location is leased for use as a retail supermarket. In such event, Buyer shall give Seller written notice of such intended leasing and Seller shall thereafter, at its sole cost and expense, replace the stolen copper piping and repair the damage to the equipment caused by the theft. If the Sacramento-Auburn Location is leased for a use other than that of a retail supermarket, then Seller will have no obligation to make such replacement and repairs.

5. Agreement Remains in Effect. Except as amended by this Amendment, the Agreement remains unmodified and in full force and effect.

The parties have caused this Amendment to be duly executed by their respective duly authorized officers or agents as of the date first set forth above.

UNIFIED WESTERN GROCERS, INC., a California corporation		AH INVESTORS, LLC, a California limited liability company

By:	/s/ ROBERT M. LING, JR.	By:	Alamo Group VIII, LLC,
	Robert M. Ling, Jr. Executive Vice President		a Delaware limited liability company
	(Print Name & Title)	By:	/s/ DONALD F. GAUBE
Donald F. Gaube Managing Member
(Print Name & Title)

EXHIBIT “1”

EXHIBIT A

Locations

Locations	Subtenant	FF&E
1. Cottage Grove, OR	yes	no
2. Milton-Freewater, OR	no	no
3. Moraga, CA	no	yes
4. Oroville, CA	no	yes
5. Red Bluff, CA	no	no
6. Sacramento (Auburn), CA	no	yes
7. Salem, OR	no	no
8. Union City, CA	yes	no
9. Upland, CA	no	yes
10. Yuba City, CA	yes	no
11. Sacramento (Norwood), CA	no	yes

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EXHIBIT “2”

EXHIBIT C

Price Allocations

Locations	Price*
1. Cottage Grove, OR	$
2. Milton-Freewater, OR		$100,000
3. Moraga, CA		$0
4. Oroville, CA	$
5. Red Bluff, CA	$
6. Sacramento (Auburn), CA		$650,000
7. Salem, OR	$
8. Union City, CA	$
9. Upland, CA	$
10. Yuba City, CA	$
11. Sacramento (Norwood), CA		$650,000

*	Except where specified, price allocations will be mutually agreed upon by the parties in good faith.

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